Exhibit 99.1
NEWS RELEASE
5847 San Felipe, Suite 3300• Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Analyst & Media Contact:	Jeffrey L. Chastain
(713) 917-2020
Pride International, Inc. Reports Record Second Quarter 2008 Results
     Houston, August 7, 2008 - Pride International, Inc. (NYSE: PDE) today announced record results for the three months ended June 30, 2008.
     Income from continuing operations totaled $151.6 million, or $0.87 per diluted share, on revenues of $560.3 million for the second quarter of 2008. These results compared to income from continuing operations of $120.1 million, or $0.68 per diluted share, on revenues of $530.0 million for the corresponding three months in 2007. Financial results for the three months ended June 30, 2008 included a net after-tax gain of $11.8 million, or $0.07 per diluted share, pertaining largely to the May 2008 sale of the company’s platform rig fleet. Results for the corresponding three months in 2007 included after-tax gains of $8.6 million, or $0.05 per diluted share, relating primarily to the sale of a land rig.
     Net income for the three months ended June 30, 2008 was $187.7 million, or $1.07 per diluted share, which included $36.1 million, or $0.20 per diluted share, of income from discontinued operations. The results compared to net income of $146.1 million, or $0.83 per diluted share, including $26.0 million, or $0.15 per diluted share, of income from discontinued operations for the corresponding three months in 2007. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $255.3 million for the three months ended June 30, 2008 compared to EBITDA of $256.3 million during the corresponding three months in 2007.
     For the six months ended June 30, 2008, income from continuing operations totaled $287.7 million, or $1.63 per diluted share. Net income during the six month period was $428.3 million, or $2.42 per diluted share, which included income from discontinued operations of $140.6 million, or $0.79 per diluted share. The results compared to income from continuing operations of $193.8 million, or $1.11 per diluted share, for the corresponding six months in 2007. Net income for the six months ended June 30, 2007 was $247.8 million, or $1.41 per diluted share, inclusive of $54.0 million, or $0.30 per diluted share, of income from discontinued operations. EBITDA for the six months ended June 30, 2008 was $493.9 million compared to $447.4 million for the corresponding six months in 2007.
     Cash flows from operating activities were $165.6 million during the three months ended June 30, 2008, while capital expenditures totaled $187.8 million. Capital expenditures for the remainder of 2008 are expected to total approximately $505 million, or $995 million for the year, including an estimated $610 million in 2008, excluding capitalized interest, related to the construction of three ultra-deepwater drillships.

     Total debt at June 30, 2008 was $737.9 million, down $453.6 million, or 38 percent, from total debt at December 31, 2007. The decline was primarily attributable to the retirement in May 2008 of $300 million outstanding principal amount of the company’s 3.25 percent convertible senior notes due 2033. In connection with the retirement, the company delivered an aggregate of $300 million in cash and approximately 5.0 million in shares of common stock. At June 30, 2008, and following the effect of the retirement, shares of common stock outstanding were 172.9 million. Beginning with the third quarter of 2008, the company expects its fully diluted share count to be 1.0 million to 1.5 million greater than the shares outstanding, inclusive of common stock equivalents, representing an estimated 5.0 million share reduction from the weighted average fully diluted share count at March 31, 2008.
     Louis A. Raspino, President and Chief Executive Officer of Pride International, Inc. commented, “Second quarter 2008 results once again established record levels for revenues and income from continuing operations and were underscored by excellent performance in our deepwater fleet, where five out of eight units achieved utilization of 98 percent or higher, including 100 percent utilization of the Pride North America. In addition, our Gulf of Mexico jackup rig fleet registered notable improvement in utilization, achieving 83 percent in the second quarter of the year following utilization of 58 percent as recently as the fourth quarter of 2007.
     “As we look forward to the second half of 2008, several developments strongly support further improvement in our financial results. We are expected to begin benefiting from the commencement of new contracts with significantly higher dayrates on a number of our floating rigs, including our deepwater semisubmersible rigs Pride Brazil and Pride Carlos Walter and the drillship Pride Angola. In our midwater fleet, the semisubmersible rig Pride Mexico commenced in July 2008 a five-year contract offshore Brazil. In addition, following the improvement in utilization seen to date in our US Gulf of Mexico jackup rig fleet, dayrates are now increasing to levels not seen in 24 months, as evidenced by recent contract awards at dayrates of up to $90,000.
     “The improving Gulf of Mexico jackup market provides a strong backdrop to continue pursuing alternatives for divesting our mat-supported jackup fleet based in the region, as we believe today’s share price does not properly reflect the true value of our core business and our Gulf of Mexico mat-supported jackup business when valued separately. While divestiture alternatives include a variety of capital market and private sale transactions, a tax-free distribution to our shareholders appears most attractive, and when completed, would allow our shareholders to more fully realize the value of these two businesses.”
     In closing, Raspino added, “With the company’s improved operating performance, growing cash flow and expanding contract backlog, coupled with the addition of three ultra-deepwater drillships beginning in 2010, all of which have attractive multi-year contracts, and the repricing of our existing fleet, we believe our earnings growth prospects are among the best in the offshore drilling industry.”
     Offshore Drilling Segment
     Revenues from the company’s Offshore Drilling segment reached $533.9 million during the three months ended June 30, 2008 while earnings from operations totaled $237.3 million. Both amounts represent record levels. The segment results compared to revenues of $531.2 million and earnings from operations of $210.4 million during the three months ended March 31, 2008. The sequential quarterly improvement was driven primarily by improving dayrates in the company’s deepwater rig fleet and higher utilization of the US Gulf of Mexico jackup rig fleet, partially offset by lower mobilization and third-party reimbursable revenues. Segment operating costs declined to $264.4 million during the second quarter of 2008, due primarily to lower third- party reimbursable costs, lower repair and maintenance expenses and reduced costs associated with the mobilization of rigs, partially offset by higher fleet activity. Utilization of the Offshore Drilling segment improved to 84 percent in the second quarter, up from 80 percent in the first quarter of 2008. The improvement was led by higher activity in the US Gulf of Mexico jackup rig fleet.
     Deepwater Fleet
     Revenues from the company’s eight-rig deepwater fleet were $208.2 million in the second quarter of 2008, a seven percent improvement from revenues of $194.3 million in the preceding quarter of 2008, while earnings from operations improved 14 percent to $106.2 million from $92.8 million over the same comparative period. EBITDA contribution from the deepwater fleet rose to $124.6 million in the second quarter of 2008 from $110.1 million in the preceding quarter. The improved financial performance was led by an increase in average daily revenues to $298,400 in the second quarter of 2008 from $276,100 in the preceding quarter of 2008, resulting primarily from a dayrate increase on the semisubmersible rig Pride Rio de Janeiro to $347,000 from $141,750 for 70 days of the quarter following a temporary reassignment of the rig to another customer. In addition, operating costs in the second quarter of 2008 declined slightly following an increase in repair and maintenance costs in the first quarter of 2008 due in part to the previously announced flooding incident on the Pride Rio de Janeiro. Utilization of the deepwater fleet decreased marginally in the second quarter of 2008 to 96 percent compared to 97 percent in the preceding quarter. Although five out of eight deepwater units achieved utilization of 98 percent or higher in the quarter, utilization of the semisubmersible rig Pride Brazil declined to 81 percent due to unscheduled downtime for repairs to the rig’s subsea control system. Dayrates for deepwater rigs continue to rise, as evidenced by the recent contract award for the semisubmersible rig Pride South Pacific at a dayrate of $650,000 beginning in July 2009, up from a current dayrate of $428,300.
     Midwater Fleet
     Revenues from the midwater fleet, comprised of six semisubmersible rigs, totaled $80.9 million during the three months ended June 30, 2008 compared to $78.8 million in the preceding quarter of 2008. The improved revenues were due primarily to higher activity on the Pride South Seas, which spent most of the first quarter of 2008 in a shipyard, partially offset by lower activity on the Pride South Atlantic and the Sea Explorer (previously known as Pride North Sea) which entered a shipyard in June 2008 following the completion of a contract offshore Tunisia and ahead of a mobilization to West Africa to begin a new one-year contract. The contract commenced on July 28, 2008. Earnings from operations declined to $20.2 million and EBITDA for the midwater fleet fell to $31.1 million during the second quarter of 2008 compared to earnings from operations and EBITDA of $27.9 million and $36.9 million, respectively, in the preceding quarter of 2008. The lower contribution was due primarily to an increase in operating costs resulting from higher repair and maintenance expense. Utilization in the second quarter improved to 68 percent from 64 percent in the preceding quarter of 2008. Average daily revenue declined to $217,800 in the second quarter of 2008 from $224,100 during the preceding quarter of 2008 due to lower mobilization revenue and a lower dayrate for the Pride South Atlantic, under its new multi-year term contract offshore Brazil that commenced in April 2008. The new dayrate (inclusive of a 10 percent bonus opportunity) is $245,000, down from a previous contract dayrate of $281,600 with no bonus opportunity. The company also reported that the Pride Mexico, which had been in a shipyard since May 2007 completing an upgrade project, commenced a five-year contract with Petrobras offshore Brazil in late July 2008 at a dayrate of $263,800, inclusive of a 15 percent bonus opportunity, up from a previous dayrate of $48,900.
     Jackup Rig Fleet
     Revenues from the company’s 28-rig jackup fleet were $204.0 million during the three months ended June 30, 2008, down slightly from $207.9 million in the preceding quarter of the year, due in part to lower average dayrates in both the US Gulf of Mexico and International regions, partially offset by higher fleet activity. Earnings from operations improved to $85.9 million during the second quarter of 2008, while EBITDA contribution from the jackup rig fleet reached $106.6 million, with both amounts benefiting from lower operating costs as repair and maintenance expenses declined. Utilization of the US Gulf of Mexico fleet rose to 83 percent in the second quarter of 2008 compared to 72 percent in the preceding quarter of 2008, as the Pride Florida and Pride Nevada returned to work after spending all of the first quarter of the year idle. The improvement in the US Gulf of Mexico fleet activity was partially offset by a decline in international fleet activity to 87 percent in the second quarter of 2008 from 89 percent in the preceding quarter of the year. The decline was due primarily to idle time on the Pride Alabama, which was cold stacked in April 2008. Average daily revenues in the US Gulf of Mexico jackup fleet declined eight percent to $67,800 in the second quarter of 2008 from $73,800 in the preceding quarter of the year, due in part to lower revenue on the Pride Kansas, while the average daily revenue of the international jackup rig fleet declined to $109,300 from $111,400 due largely to lower average dayrates in Mexico. The company has begun to experience improving business conditions in the US Gulf of Mexico region with higher utilization, an expanding contract backlog and rising dayrates in its jackup rig fleet, as evidenced by recent contract awards for the Pride Missouri and Pride New Mexico at dayrates of $90,000 and $85,000, respectively, up from $60,000 in May 2008. Contract opportunities for the company’s jackup rig fleet operating in Mexico have been uncertain in 2008, with two rigs mobilizing out of the region over the past six months. However, higher jackup rig demand is expected in Mexico during the second half of 2008 and into 2009.
     Pride International, Inc. will host a conference call at 11:00 a.m. Eastern time on Thursday, August 7, 2008 to discuss results for the second quarter of 2008, recent events and management’s operational outlook. Individuals who wish to participate in the conference call should dial 913-312-1380 and refer to confirmation code 4949522 approximately five to 10 minutes before the scheduled start of the call. In addition, the conference call will be simulcast through a listen-only broadcast over the Internet and can be accessed at www.prideinternational.com by selecting the Investor Relations link. A telephonic replay of the conference call should be available after 2:00 p.m. Eastern time on August 7 and can be accessed by dialing 719-457-0820 and referring to pass code 4949522. Also, a replay will be available through the Internet, along with an electronic download option (podcast) and can be accessed by visiting the company’s worldwide web address. All replay options will be available for approximately 30 days.
     Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest offshore drilling contractors, operating a fleet of 47 offshore rigs, including two deepwater drillships, 12 semisubmersible rigs, 28 jackups and five managed deepwater rigs. The company also has three ultra-deepwater drillships under construction with expected deliveries in 2010 and 2011.
     The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Pride International, Inc.
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	June 30,
	2008	2007
REVENUES	$560.3	$530.0

COSTS AND EXPENSES
Operating costs, excluding depreciation and amortization	285.3	249.1
Depreciation and amortization	54.2	60.7
General and administrative, excluding depreciation and amortization	36.9	32.2
Gain on sales of assets, net	(17.6)	(8.6)

	358.8	333.4

EARNINGS FROM OPERATIONS	201.5	196.6

OTHER INCOME (EXPENSE), NET
Interest expense	(5.8)	(20.5)
Refinancing charges	—	—
Interest income	5.0	0.3
Other income (expense), net	(0.4)	0.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	200.3	176.8
INCOME TAXES	(48.7)	(55.3)
MINORITY INTEREST	—	(1.4)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	151.6	120.1
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	36.1	26.0

NET INCOME	$187.7	$146.1

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.89	$0.72
Income from discontinued operations	0.21	0.16

Net income	$1.10	$0.88

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.87	$0.68
Income from discontinued operations	0.20	0.15

Net income	$1.07	$0.83

SHARES USED IN PER SHARE CALCULATIONS
Basic	170.2	165.4
Diluted	176.2	178.3

Pride International, Inc.
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share amounts)

	Six Months Ended
	June 30,
	2008	2007
REVENUES	$1,117.7	$1,001.1

COSTS AND EXPENSES
Operating costs, excluding depreciation and amortization	579.4	494.2
Depreciation and amortization	107.2	120.8
General and administrative, excluding depreciation and amortization	70.1	64.6
Gain on sales of assets, net	(17.7)	(8.9)

	739.0	670.7

EARNINGS FROM OPERATIONS	378.7	330.4

OTHER INCOME (EXPENSE), NET
Interest expense	(16.3)	(41.6)
Refinancing charges	(1.2)	—
Interest income	12.4	0.9
Other income (expense), net	9.4	(1.3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	383.0	288.4
INCOME TAXES	(95.3)	(92.2)
MINORITY INTEREST	—	(2.4)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	287.7	193.8
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	140.6	54.0

NET INCOME	$428.3	$247.8

BASIC EARNINGS PER SHARE:
Income from continuing operations	$1.71	$1.17
Income from discontinued operations	0.83	0.33

Net income	$2.54	$1.50

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$1.63	$1.11
Income from discontinued operations	0.79	0.30

Net income	$2.42	$1.41

SHARES USED IN PER SHARE CALCULATIONS
Basic	168.4	165.0
Diluted	177.7	178.1

Pride International, Inc.
Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$506.3	$890.4
Trade receivables, net	402.2	339.8
Parts and supplies, net	7.4	6.8
Deferred income taxes	62.3	70.1
Prepaid expenses and other current assets	135.8	142.7
Assets held for sale	—	82.8

Total current assets	1,114.0	1,532.6

PROPERTY AND EQUIPMENT	5,840.2	5,438.4
Less: accumulated depreciation	1,450.2	1,418.7

Property and equipment, net	4,390.0	4,019.7
INTANGIBLE AND OTHER ASSETS	61.6	61.6

Total assets	$5,565.6	$5,613.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$30.3	$75.8
Accounts payable	138.7	133.1
Accrued expenses and other current liabilities	362.4	428.3
Liabilities held for sale	—	7.4

Total current liabilities	531.4	644.6

OTHER LONG-TERM LIABILITIES	159.3	171.8

LONG-TERM DEBT, NET OF CURRENT PORTION	707.6	1,115.7

DEFERRED INCOME TAXES	202.2	211.4

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	1.7	1.7
Paid-in capital	1,953.6	1,886.1
Treasury stock, at cost	(12.9)	(9.9)
Retained earnings	2,013.2	1,584.9
Accumulated other comprehensive income	9.5	7.6

Total stockholders’ equity	3,965.1	3,470.4

Total liabilities and stockholders’ equity	$5,565.6	$5,613.9

Pride International, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2008	2007
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$428.3	$247.8
Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of tender-assist rigs	(106.7)	—
Gain on sale of Latin America and E&P Services segments	(32.2)	—
Gain on sale of equity method investment	(11.4)	—
Depreciation and amortization	107.2	155.5
Amortization and write-offs of deferred financing costs	2.9	2.0
Amortization of deferred contract liabilities	(32.1)	(25.9)
Gain on sales of assets, net	(17.7)	(9.3)
Deferred income taxes	30.6	46.1
Excess tax benefits from stock-based compensation	(6.4)	(4.4)
Stock-based compensation	12.4	11.4
Loss (gain) on mark-to-market of derivatives	—	0.8
Other, net	0.3	3.0
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(64.7)	(100.9)
Parts and supplies	(0.7)	(2.4)
Prepaid expenses and other current assets	(0.2)	17.0
Other assets	(5.2)	(6.1)
Accounts payable	(14.6)	(26.3)
Accrued expenses	(26.0)	38.5
Other liabilities	18.6	(48.9)
Deferred gain on asset sales	(20.4)	—
Increase (decrease) in deferred revenue	(8.0)	(25.7)
Decrease (increase) in deferred expense	5.8	9.5

NET CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES	259.8	281.7
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(506.6)	(170.6)
Proceeds from dispositions of property and equipment	0.8	17.1
Proceeds from sale of tender-assist rigs, net	210.8	—
Proceeds from sale of platform rigs, net	64.5	—
Proceeds from sale of equity method investment	15.0	—

NET CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES	(215.5)	(153.5)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Repayments of borrowings	(522.0)	(216.6)
Proceeds from debt borrowings	68.0	120.0
Decrease in restricted cash	—	0.4
Proceeds from exercise of stock options	16.9	22.2
Excess tax benefits from stock-based compensation	6.4	4.4
Proceeds from issuance of common stock	2.3	2.1

NET CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	(428.4)	(67.5)
Increase (decrease) in cash and cash equivalents	(384.1)	60.7
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	890.4	64.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$506.3	$124.8

Pride International, Inc.
Quarterly Continuing Operating Results by Asset Class
(In millions)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Revenues:
Offshore Drilling Services
Deepwater	$208.2	$194.3	$166.9
Midwater	80.9	78.8	95.7
Jackups — U.S.	56.0	51.6	64.8
Jackups — International	148.0	156.3	127.4
Other Offshore	40.8	50.2	47.3

Total Offshore Drilling Services	533.9	531.2	502.1
Other	26.5	25.7	27.9
Corporate	(0.1)	0.5	—

Total	$560.3	$557.4	$530.0

Earnings from operations:
Offshore Drilling Services
Deepwater	$106.2	$92.8	$74.9
Midwater	20.2	27.9	44.7
Jackups — U.S.	14.3	9.4	23.4
Jackups — International	71.6	72.4	57.4
Other Offshore	25.0	7.9	7.8

Total Offshore Drilling Services	237.3	210.4	208.2
Other	0.8	0.7	19.5
Corporate	(36.6)	(33.9)	(31.1)

Total	$201.5	$177.2	$196.6

Pride International, Inc.
Quarterly Continuing Operating Results by Asset Class
(In millions)

	Six Months Ended
	June 30,	June 30,
	2008	2007
Revenues:
Offshore Drilling Services
Deepwater	$402.5	$304.7
Midwater	159.7	175.9
Jackups — U.S.	107.7	144.2
Jackups — International	304.3	230.7
Other Offshore	90.9	87.5

Total Offshore Drilling Services	1,065.1	943.0
Other	52.2	58.1
Corporate	0.4	—

Total	$1,117.7	$1,001.1

Earnings from operations:
Offshore Drilling Services
Deepwater	$199.0	$126.5
Midwater	48.1	76.7
Jackups — U.S.	23.7	61.8
Jackups — International	144.1	96.6
Other Offshore	32.9	12.1

Total Offshore Drilling Services	447.8	373.7
Other	1.5	22.2
Corporate	(70.6)	(65.5)

Total	$378.7	$330.4

Pride International, Inc.
Quarterly Selected Offshore Drilling Services Metrics

	Q2 2008		Q1 2008		Q2 2007
	Averge Daily	Utilization	Averge Daily	Utilization	Averge Daily	Utilization
	Revenues (1)	(2)	Revenues (1)	(2)	Revenues (1)	(2)
Deepwater	$298,400	96%	$276,100	97%	$235,800	97%
Midwater	$217,800	68%	$224,100	64%	$203,500	86%
Jackups — U.S.	$67,800	83%	$73,800	72%	$83,600	71%
Jackups — International	$109,300	87%	$111,400	89%	$100,600	87%
Other Offshore	$48,300	80%	$51,700	71%	$48,100	67%

(1)	Average daily revenues are based on total revenues for each type of rig divided by actual days worked by all rigs of that type. Average daily revenues will differ from average contract dayrate due to billing adjustments for any non-productive time, mobilization fees, demobilization fees, performance bonuses and charges to the customer for ancillary services.

(2)	Utilization is calculated as the total days worked divided by the total days in the period.

Pride International, Inc.
Quarterly Selected Offshore Drilling Services Metrics

	Six Months Ended June 30,
	2008		2007
	Averge Daily	Utilization	Averge Daily	Utilization
	Revenues (1)	(2)	Revenues (1)	(2)
Deepwater	$287,200	96%	$215,400	98%
Midwater	$220,900	66%	$175,000	93%
Jackups — U.S.	$70,600	78%	$88,000	75%
Jackups — International	$110,400	88%	$95,500	83%
Other Offshore	$50,100	75%	$47,000	67%

(1)	Average daily revenues are based on total revenues for each type of rig divided by actual days worked by all rigs of that type. Average daily revenues will differ from average contract dayrate due to billing adjustments for any non-productive time, mobilization fees, demobilization fees, performance bonuses and charges to the customer for ancillary services.

(2)	Utilization is calculated as the total days worked divided by the total days in the period.

Pride International, Inc.
Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (EBITDA)
(In millions)
We believe that EBITDA, a non-GAAP financial measure, provides meaningful information that our management considers when making investment decisions. We believe it also provides investors with supplemental information regarding our operating results with respect to both the performance of our fundamental business activities and our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe investors and analysts commonly use EBITDA as a widely accepted financial indicator to analyze and compare companies on the basis of operating performance that have different financing and capital structures and tax rates. EBITDA is not a substitute for the U.S. GAAP measures of earnings or of cash flow and is not necessarily a measure of the company’s ability to fund its cash needs. In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented for the company may not be comparable to EBITDA reported by other companies.

	Q2 2008	Q1 2008	Q2 2007
Deepwater
Income (loss) from continuing operations	$106.2	$92.8	$74.9
Plus: Total interest expense, net	—	—	—
Plus: Income tax provision	—	—	—
Plus: Depreciation and amortization	18.4	17.3	23.6

EBITDA	124.6	110.1	98.5

Midwater
Income (loss) from continuing operations	20.2	27.9	44.7
Plus: Total interest expense, net	—	—	—
Plus: Income tax provision	—	—	—
Plus: Depreciation and amortization	10.9	9.0	10.8

EBITDA	31.1	36.9	55.5

Jackups
Income (loss) from continuing operations	85.9	81.8	80.8
Plus: Total interest expense, net	—	—	—
Plus: Income tax provision	—	—	—
Plus: Depreciation and amortization	20.7	21.3	22.0

EBITDA	106.6	103.1	102.8

Other Offshore
Income (loss) from continuing operations	25.0	7.9	7.8
Plus: Total interest expense, net	—	—	—
Plus: Income tax provision	—	—	—
Plus: Depreciation and amortization	0.8	2.1	2.3

EBITDA	25.8	10.0	10.1

Total Offshore Drilling Services
Income (loss) from continuing operations	237.3	210.4	208.2
Plus: Total interest expense, net	—	—	—
Plus: Income tax provision	—	—	—
Plus: Depreciation and amortization	50.8	49.7	58.7

EBITDA	288.1	260.1	266.9

Other & Corporate
Income (loss) from continuing operations	(85.7)	(74.3)	(88.1)
Plus: Total interest expense, net	0.8	2.9	20.2
Plus: Income tax provision	48.7	46.6	55.3
Plus: Depreciation and amortization	3.4	3.3	2.0

EBITDA	(32.8)	(21.5)	(10.6)

Total Pride International Inc.
Income (loss) from continuing operations	151.6	136.1	120.1
Plus: Total interest expense, net	0.8	2.9	20.2
Plus: Income tax provision	48.7	46.6	55.3
Plus: Depreciation and amortization	54.2	53.0	60.7

EBITDA	$255.3	$238.6	$256.3